SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             __________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OF 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported):  August 12, 1998


                              Sunbeam Corporation
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               Exact Name of Registrant Specified in Charter


            Delaware               0001-000052           25-1638266
  ------------------------------------------------------------------------
  (State or Other Jurisdiction     (Commission          (IRS Employer
        of Incorporation)          File Number)       Identification No.)

  1615 South Congress Avenue, Suite 200, Delray Beach, Florida     33445
  ------------------------------------------------------------------------
     (Address of Principal Executive Offices)                   (Zip Code)


 Registrant's telephone number, including area code:  (561) 243-2100

         (Former Name or Former Address, if Changed Since Last Report)



 ITEM 5. OTHER EVENTS.

           On August 12, 1998, Sunbeam Corporation ("Sunbeam") entered into a settlement agreement with MacAndrews & Forbes Holdings, Inc. The agreement releases Sunbeam from any claims MacAndrews & Forbes may have against Sunbeam arising out of Sunbeam's acquisition of MacAndrews & Forbes' interest in The Coleman Company, Inc.; enables Sunbeam to retain the services of MacAndrews & Forbes executive personnel who have been managing Sunbeam since mid-June 1998, including Jerry W. Levin, the Company's Chief Executive Officer; and provides for MacAndrews & Forbes to continue to give other management support to Sunbeam.

           Pursuant to the settlement agreement, MacAndrews & Forbes will receive from Sunbeam five-year warrants to purchase an additional 23 million Sunbeam shares at an exercise price of $7.00 per share and containing customary anti-dilution provisions.

           A copy of the settlement agreement and copies of the press release and letter to Sunbeam shareholders, each dated August 12, 1998, announcing the execution of the settlement agreement are filed as exhibits hereto and are incorporated by reference herein.


 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

 (a)  Not applicable.

 (b)  Not applicable

 (c)  Exhibits.

      99.1 Settlement Agreement, dated as of August 12, 1998, by and between Sunbeam Corporation and Coleman (Parent) Holdings, Inc.

      99.2   Press Release issued by Sunbeam Corporation on August 12, 1998.

      99.3   Letter to Sunbeam shareholders dated August 12, 1998.


                                 SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SUNBEAM CORPORATION


                                        By: /s/ Janet G. Kelley
                                            -------------------------------
                                            Vice President, General Counsel
                                            and Assistant Secretary



 August 14, 1998




                               EXHIBIT INDEX


 99.1 Settlement Agreement, dated as of August 12, 1998, by and between Sunbeam Corporation and Coleman (Parent) Holdings, Inc.

 99.2    Press Release issued by Sunbeam Corporation on August 12, 1998.

 99.3    Letter to Sunbeam shareholders dated August 12, 1998.